EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
InMoTx, Inc.
North Sioux City, South Dakota

We have audited the accompanying consolidated balance sheets of InMoTx, Inc. as of December 31, 2010 and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InMoTx, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

ARMANINO McKENNA LLP

May 5, 2011

INMOTX, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$740	$2,126
Accounts receivable	15	337
Inventories	253	315
Deferred cost of revenues	873	—
Deferred income tax asset	—	607
Prepaid expenses and other current assets	25	42

Total current assets	1,906	3,427
Property and equipment, net	230	195
Goodwill	1,204	1,204

Total assets	$3,340	$4,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$383	$184
Accrued liabilities	334	138
Deferred revenue	891	—
Line of credit	1,077	764
Notes payable	974	415

Total current liabilities	3,659	1,501
Long-term liabilities:
Long-term debt	—	547

Total liabilities	3,659	2,048

Stockholders’ equity:
Preferred stock: $0.001 par value; 2,500,000 shares authorized; 1,972,999 shares issued and outstanding; (aggregate liquidation preference of $4,340,000) at December 31, 2010, and 1,927,999 shares issued and outstanding at December 31, 2009	2	2
Common stock, $0.001 par value: 10,000,000 shares authorized, 3,999,996 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	4	4
Additional paid in capital	5,108	5,007
Accumulated deficit	(5,396)	(2,201)
Accumulated other comprehensive loss	(37)	(34)

Total stockholders’ deficit	(319)	2,778

Total liabilities and stockholders’ deficit	$3,340	$4,826

See accompanying notes

INMOTX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	December 31, 2010	December 31, 2009

Revenues	$—	$42
Cost of revenues	—	316

Gross margin	—	(274)
Operating expenses:
Selling, general and administrative	2,713	1,466

Loss from operations	(2,713)	(1,740)

Interest and other income (expense)
Interest income	13	4
Interest expense	(97)	(82)
Other	165	74
Total interest and other income (expense)	81	(4)

Loss before provision for income taxes	(2,632)	(1,744)

Income tax provision (benefit)	563	(197)

Net loss	$(3,195)	$(1,547)

See accompanying notes

INMOTX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
(in thousands, except share data)

						Accumulated
					Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Equity (Deficit)

Balance at December 31, 2008 (unaudited)	-	$-	3,999,996	$4	$-	$-	$(654)	$(650)

Issuance of preferred stock	1,927,999	2	-	-	5,007	-	-	5,009

Other comprehensive loss:
Currency translation adjustment	-	-	-	-	-	(34)	-	(34)
Net loss	-	-	-	-	-		(1,547)	(1,547)

Total comprehensive loss	-	-	-	-	-	-	-	-

Balance at December 31, 2009	1,927,999	$2	3,999,996	$4	$5,007	$(34)	$(2,201)	$2,778

Issuance of preferred stock	45,000	-	-	-	101	-	-	101

Other comprehensive loss:
Currency translation adjustment	-	-	-	-	-	(3)	-	(3)
Net loss	-	-	-	-	-	-	(3,195)	(3,195)

Total comprehensive loss	-	-	-	-	-	-	-	-

Balance at December 31, 2010	1,972,999	$2	3,999,996	$4	$5,108	$(37)	$(5,396)	$(319)

INMOTX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	December 31, 2010	December 31, 2009
Cash flows from operating activities
Net loss	$(3,195)	$(1,547)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	74	23
Deferred taxes	607	(197)
Loss on sale of equipment	-	131
Changes in operating assets and liabilities
Accounts receivable	356	(273)
Inventories	61	191
Deferred cost of revenues	(873)
Prepaid expenses and other current assets	(16)	(28)
Accounts payable	199	(420)
Accrued liabilities	196	161
Deferred revenue	891	-
Net cash used in operating activities	(1,700)	(1,959)

Cash flows from investing activities
Purchase of property and equipment	(109)	(105)
Acquisition of cash from purchase of subsidiary	-	1
Loans to related parties	-	(602)
Net cash used by investing activities	(109)	(706)

Cash flows from financing activities
Proceeds from issuance of preferred stock, net	100	5,010
Borrowings (payments) on line of credit, net	314	(1,085)
Borrowings on notes payable	431	1,619
Repayment of notes payable	(419)	(856)
Net cash provided by financing activities	426	4,688

Net decrease in cash and cash equivalents	(1,383)	2,023

Effect of exchange rate differences on cash and cash equivalents	(3)	102

Cash and cash equivalents at beginning of year	2,126	1

Cash and cash equivalents at end of year	$740	$2,126

Supplemental cash flow information
Cash paid for interest	$97	$-
Cash paid for income taxes	$-	$-

Significant non-cash investing activity
Debt converted to investment in subsidiary and goodwill	$-	$1,260

See accompanying notes.

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Business and Summary of Significant Accounting Policies

Organization and description of business
InMoTx, Inc. (the "Company") manufactures and sells highly automated, vision-guided robotics to industrial companies, mainly focusing on the food processing industry.

The Company has wholly-owned subsidiaries in North Sioux City, South Dakota and Frederikshavn, Denmark.  The South Dakota subsidiary is a holding company for the robotic patents which are currently in process.  The Denmark subsidiary manufactures the highly automated, vision-guided robotics.

Subsequent to year-end, the Company was acquired by Adept Technology, Inc.

Use of estimates
The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period.  Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, inventories, deferred income tax assets and goodwill.  Actual results could differ from those estimates.

Basis of consolidation
The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and cash equivalents
The Company considers all highly liquid instruments with original or remaining maturities of 90 days or less at the date of purchase to be cash equivalents.

Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents.  Cash on deposit with financial institutions may, at times, exceed federally insured limits.  Management believes that these financial institutions are financially sound and accordingly, minimal credit risk exists.

Accounts receivable
The Company evaluates the collectability of its accounts receivable based on a combination of factors, such as prior write-off history, overall economic conditions and the current aging status of its customers.  When the Company believes a collectibility issue exists with respect to a specific receivable, the Company records an allowance to reduce the receivable to the amount that it believes to be collectible.  Accounts receivable and the related allowance for doubtful accounts are written off once it is determined the receivable is truly unlikely to be collectible.  At December 31, 2010, the Company deemed all receivables as collectible and therefore no allowance for doubtful accounts was recorded.

Inventories
Inventories, comprised of finished goods, are stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and equipment
Property and equipment are stated at cost net of accumulated depreciation.  Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the assets.  Gains and losses realized on the disposal or retirement of property and equipment are recognized or charged to other income (expense).

Goodwill
The Company accounts for goodwill in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Intangibles-Goodwill and Other (“ASC 350”). As required by ASC 350, the Company performs an annual impairment analysis on recorded goodwill by comparing the estimated fair value of each of the Company’s reporting units to the carrying value of the assets and liabilities of each unit, including goodwill. The fair value of each of the Company’s reporting units is determined by using a discounted cash-flow model which considers a number of factors, including estimated future cash-flows and other industry and competitive risks facing us. If the carrying value of the assets and liabilities of the reporting units, including goodwill, were to exceed the Company’s estimate of the fair value of the reporting units, the Company would record an impairment charge in an amount equal to the excess of the carrying value of goodwill over the implied fair value of the goodwill. The Company’s fiscal 2010 impairment test of goodwill, which was performed in the fourth fiscal quarter, resulted in no impairment charge.

Fluctuations in the fair value of the Company’s reporting units, which may result from changes in economic conditions, our results of operations and other factors, relative to the carrying value, could result in impairment charges in future periods.

Impairment of long-lived assets
The Company reviews long-lived tangible and intangible assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.  Goodwill impairment is recognized if the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.  There were no impairment charges during 2010.

Share-based compensation
The Company accounts for share-based compensation for all share-based awards made to employees and directors based on their estimated fair values on the date of grant.

The fair value of each employee stock option is estimated on the date of grant using the Black-Scholes option pricing model.  The model requires management to make a number of assumptions including expected volatility, expected term, risk-free interest rate, and expected dividends.  The Company evaluates the    assumptions used to value share awards on an annual basis.

Revenue recognition
The Company generates revenues from sales of highly automated, vision-guided robotics.  The Company recognizes revenue when persuasive evidence of a non-cancelable arrangement exists, delivery has occurred, the price is fixed or determinable, collectibility is reasonably assured, legal title and economic risk is transferred to the customer, and when an economic exchange has taken place.  The Company uses the signed purchase contract or purchase order as evidence of an arrangement.  Revenues are recognized at the point of shipment from the Company's facilities since title and risk of loss passes to the customers at that time.

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred revenue
Deferred revenue arises when customers pay for products in advance of revenue recognition.

Income taxes
Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained.  Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.  Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expenses.  For the year ended December 31, 2010, the Company recognized no accrued interest and penalties related to uncertain tax positions.

Foreign currency
The results of operations of the Denmark subsidiary are translated from local currency to U.S. dollars using the average exchange rate in effect at the end of the month.  The holding of any foreign currency is translated at the exchange rate as of the balance sheet date.  The functional currency is the local currency.

Comprehensive loss
Comprehensive loss consists of net loss and other gains and losses affecting stockholders' deficit that, under generally accepted accounting principles, are excluded from net loss.  Such items consist of translation gains and losses.  Comprehensive loss and the components of accumulated other comprehensive loss are presented in the accompanying statement of stockholders' deficit and comprehensive loss.

Subsequent events
The Company has evaluated subsequent events through the date the financial statements were available to be issued.

2.  Property and Equipment

Property and equipment consisted of the following at December 31, 2010:

Machinery and equipment	$185,422
Computer equipment	152,116
Furniture and fixtures	6,258
343,796
Less: accumulated depreciation	(113,930)
$229,866

Depreciation expense totaled $74,400 for the year ended December 31, 2010.

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.  Line of Credit

The Company has two lines of credit with a bank.  The first line of credit has a maximum aggregate borrowing availability of 1,000,000 Danish krone (approximately $180,000 at December 31, 2010) and bears interest at a rate of 5.591% per annum.  The outstanding balance at December 31, 2010 was $178,148.  The second line of credit does not have a maximum aggregate borrowing availability, but the bank must approve each requested loan amount.

This line of credit bears interest at a rate of 5.6525% per annum.  The outstanding balance at December 31, 2010 was $898,950.  Both lines of credit were paid off in full subsequent to year-end.

4.  Notes Payable

Unsecured note payable, requires semi-annual payments of $4,536
including principal and fixed interest of 1.0%, matures January 2015.	$50,475

Note payable to JPMorgan Chase Bank, N.A., requires quarterly payments of $82,144 including principal and monthly payments of variable interest at 3.0% above the adjusted LIBOR rate which was 0.256% at December 31, 2010. This note matured in January 2010
and was refinanced with similar terms and a new maturity of April 2012.	492,865

Subordinated notes payable, principal and interest of 5% monthly, up to a maximum annual interest rate of 30%, due and payable on
the earlier of November 30, 2011 or upon a change of control.	430,821
$974,161

All notes payable, except for the unsecured notes payable in the amount of $50,475 at December 31, 2010, were paid off subsequent to year-end.  Interest expense totaled $97,200 for the year ended December 31, 2010.

5.  Stockholders' Deficit

Preferred stock
The Company is authorized to issue 2,500,000 shares of preferred stock, which have been designated as Series A Preferred Stock ("Series A").

The holders of Series A have various rights and preferences as follows:

Voting
Each share of Series A has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

For so long as 200,000 shares of Series A remain outstanding, the holders of such stock, voting separately as a single class, are entitled to elect one member of the board of directors.  The holders of the common

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

stock, voting separately as a single class, are entitled to elect three members of the board of directors.  The remaining members of the board of directors are to be elected by the common and preferred stockholders voting together as a single class.

Dividends
Holders of outstanding Series A are entitled to receive noncumulative dividends at the per annum rate of $0.176 per share, when and if declared by the board of directors, out of any assets at the time legally available therefor, payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year.  No distributions shall be made with respect to the common stock unless dividends on Series A have been declared in accordance with the preferences stated herein and all declared dividends on the Series A have been paid or set aside for payment to the Series A holders.

Liquidation
In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series A held by them equal to the sum of (i) $2.20 per share for each share of Series A held by them and (ii) all declared but unpaid dividends, if any, on such share of Series A, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A.  If upon liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of Series A are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of Series A in proportion to the full amounts they would otherwise be entitled to receive.

Conversion
Each share of Series A is convertible, at the option of the holder, into that number of common shares determined by dividing the original issue price of Series A by the conversion price of Series A.  Each share of Series A shall automatically be converted into common shares at the then effective conversion rate for such share

(i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, provided that the aggregate gross proceeds to the Company are not less than $10,000,000, or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series A then outstanding, voting as a single class and on an as-converted basis.

Warrants to purchase common stock
In August 2009, the Company issued warrants to purchase 450,000 common shares at an exercise price of $0.48 per share and an expiration date of September 2014.  The stock-based compensation expense related to these warrants during the year ended December 31, 2010 was $0.  The Company calculated the fair value of the warrants using the Black-Scholes option-pricing model with a volatility rate of 60%; an expected term of 5 years; an expected dividend yield of 0%; and a risk-free rate of 2.73%.  The warrants have not been exercised as of December 31, 2010.

INMOTX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.  Stock-Based Compensation

In August 2009, the Company adopted the 2009 Equity Incentive Plan (the "2009 Plan").  The 2009 Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units.  Options granted may not have a term exceeding ten years, and typically vest 25% after the first year and ratably each month over the remaining thirty-six month period.  Equity awards granted pursuant to the 2009 Plan may only be granted to the Company's employees, directors and consultants.  The aggregate number of shares of the Company's common stock available for issuance under the 2009 Plan may not exceed 1,000,000 shares.

As of December 31, 2010, there were 500,000 remaining shares available for issuance under the 2009 Plan.  No options were exercisable at December 31, 2010.  The stock-based compensation expense related to these options during the year ended December 31, 2010 was $0.  The Company calculated the fair value of the stock options using the Black-Scholes option-pricing model with a volatility rate of 60%; an expected term of 5 years; an expected dividend yield of 0%; and a risk-free rate of 2.73%.  There were 500,000 stock options outstanding at December 31, 2009 with a weighted average exercise price of $0.48.  All stock options were terminated during the year ended December 31, 2010.

7.  Income Taxes

As of December 31, 2010, the Company had federal net operating loss carryforwards of approximately $4,500,000 which will expire beginning 2028.  Future tax benefits associated with net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not.  This determination is based on the expectation that related operations will be sufficiently profitable or various tax, business and other planning strategies will enable the Company to utilize the net operating loss carryforwards.  To the extent that available evidence raises doubts about the realization of a deferred income tax asset, a valuation allowance is established.  Income taxes for the year ended December 31, 2010 of $562,727 represented the write-off of deferred tax assets as management did not believe that it is more likely than not (i.e., greater than 50% probability) that the deferred tax assets would be realized in the future.

8.  Subsequent Events

Subsequent to year-end, the Company was acquired by Adept Technology, Inc.